RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement"), dated as of ____________ ("Grant Date"), is entered into between NovaMed, Inc., a Delaware corporation (the "Company"), and _________________ ("Participant"), an employee of NovaMed Management Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Company.

RECITALS:

WHEREAS, the Company has adopted the NovaMed, Inc. 2005 Stock Incentive Plan  (the "Plan"); and

WHEREAS, pursuant to the Plan the Company desires to grant to the Participant shares of its Common Stock, $0.01 par value per share ("Shares"), subject to certain restrictions set forth in this Agreement, effective as of the Grant Date;

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning as that given to it in the Plan.

2. Grant of Restricted Stock.

(a)  Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, _______________ (__________) Shares (the “Restricted Stock”).

(b) Except as provided in Section 2(c), until the Participant incurs a Termination of Employment, (i) one-eighth (1/8) of the Restricted Stock will vest on the six month anniversary of the Grant Date and (ii) an additional three-forty-eighths (3/48ths) of the Restricted Stock will vest on each subsequent three month anniversary of the Grant Date, until fully vested. Upon the Participant’s Termination of Employment for any reason, all unvested shares of Restricted Stock shall be cancelled and forfeited except as provided in Section 2(c).

(c) Notwithstanding Section 2(b), all of the Restricted Stock shall become vested immediately upon a Change in Control if the Participant is employed by the Company at the time of such Change in Control.

3. Certificates. Shares of Restricted Stock awarded under Section 2 will be evidenced by one or more certificates bearing a legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Company will retain physical possession of such certificates, and Participant shall be required upon demand to execute and deliver one or more stock powers to the Company, endorsed in blank, relating to such shares or Restricted Stock for so long as such shares remain unvested and subject to a risk of forfeiture. Neither unvested shares of Restricted Stock, nor the right to vote such shares and receive dividends thereon, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered; provided, however, that Participant may grant to another person a revocable proxy to vote unvested shares of Restricted Stock at a Company stockholder meeting.

4. Rights. Participant will have full voting rights with respect to shares of Restricted Stock issued hereunder. Participant will be entitled to receive dividends on shares of Restricted Stock if and when dividends are payable on Shares to shareholders of record after the Grant Date (unless and until such Restricted Stock is forfeited). In the absence of an effective election under Section 83(b) of the Code, dividends paid on unvested shares of Restricted Stock will be treated as compensation and are subject to withholding.

5. Delivery and Withholding. Subject to satisfaction of any tax withholding obligation as described below, shares of Restricted Stock that are no longer subject to forfeiture will be transferred and delivered to Participant as soon as practicable after the date on which they vest in accordance with Section 2(b). Upon the vesting of shares of Restricted Stock, the prohibition against the sale or transfer of such shares will be lifted and such shares may be treated as any other Shares, subject to any restrictions on transfer that may be applicable under federal securities laws. In the absence of an effective election under Section 83(b) of the Code, the payment to Participant and transfer of such shares of Restricted Stock upon vesting will be subject to withholding by the Company of amounts sufficient to cover withholding obligations applicable to such payment and transfer. In the event that any required tax withholding upon the settlement of such Restricted Stock exceeds Participant's regular compensation available to satisfy such withholding, Participant agrees to remit to the Company, as a condition of settlement of the Restricted Stock, such additional amounts as are necessary to satisfy such required withholding. Any withholding obligation may be settled either in cash or with Shares, including by withholding Shares that are otherwise deliverable hereunder upon vesting of Restricted Stock.

6. Plan. Participant hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Restricted Stock is granted pursuant to the Plan, as in effect on the date of the Agreement, and is subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant's consent, of any shares of Restricted Stock or of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Restricted Stock, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant.

7. No Employment Rights. No provision of this Agreement or of the Restricted Stock will give Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

8. Changes in Company's Capital or Organizational Structure. The existence of the Restricted Stock shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

9. Delays. In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period prescribed in this Agreement or in the Plan for any action if the Committee shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a shareholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company.

10. Governing Law; Construction. This Agreement and the Restricted Stock will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.

11. Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

12. Amendment. Any amendment to this Agreement must be in writing and signed by the Company.

13. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

14. Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

15. Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, Attention: General Counsel and (b) the Participant at the Participant's address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

16. Headings. The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

17. Severability. If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.

18. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

19. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

20. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant's or the representative's heirs, legal representatives and successors.

21. Tax Consequences. The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Restricted Stock.

* * * *

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

COMPANY:

NOVAMED, INC.

By: _________________________________
Its: _________________________________

PARTICIPANT:

____________________________________
[name]